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                                 Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Lori Crenny, 610-408-7494
lcrenny@ravisent.com

      RAVISENT COMPLETES THE SALE OF ITS INTERNET APPLIANCE BUSINESS TO
                             PHOENIX TECHNOLOGIES


MALVERN, PA. - March 27, 2001 - RAVISENT Technologies Inc. (NASDAQ: RVST), an IP licensing company providing digital audio and video software solutions, today announced the completion of the sale of its Internet Appliance (IA) business to Phoenix Technologies (NYSE: PTEC), the global leader in system software products for connected digital devices.

The agreement to sell RAVISENT's IA assets to Phoenix Technologies was announced on March 21, 2001. Under the agreement, Phoenix Technologies purchased RAVISENT's e-Surfer embedded software Internet browser and related hardware designs for the Internet Appliance market. The RAVISENT IA team, which is based in San Jose, California, will be integrated into the Digital Media Division of Phoenix Technologies.

Under separate agreement, RAVISENT and Phoenix Technologies entered into a distribution license arrangement under which Phoenix Technologies will distribute RAVISENT's digital media software for the PC platform. Frank Wilde, CEO of RAVISENT Technologies commented, "We are very enthusiastic to be working with Phoenix Technologies, and look forward to expanding our software products through their global distribution channels. Their commanding presence of the PC market will open new doors for RAVISENT and allow the company to continue to expand its software offerings."

"Phoenix is now positioned to offer world-class platformware services fully integrated with RAVISENT's Internet connectivity," said Albert E. Sisto, president and CEO for Phoenix Technologies. "This agreement accelerates our transition into new markets, new Phoenix platformware applications and new OEM opportunities while leveraging our industry-leading expertise in developing open standards and next-generation configurable device software."

About RAVISENT Technologies Inc.
RAVISENT is an IP licensing company providing digital audio and video software solutions technology to industry leading PC OEMs and independent hardware and software vendors, empowering them to deliver highly competitive, cost-effective products with a strong time-to-market advantage. RAVISENT software and intellectual property is contained in products from Compaq, Dell Computer, Gateway, Hewlett-Packard, Micron, ATI Technologies, ST Microelectronics and Phoenix Technologies. Founded in 1994, RAVISENT is a global company, headquartered in Malvern, Pennsylvania, with offices in Silicon Valley and Japan. More information about RAVISENT is available at http://www.ravisent.com
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<http://www.ravisent.com>.
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About Phoenix
Platformware
Phoenix is the global leader in "platformware", system-enabling software solutions for PCs and connected digital devices in the Age of Digital Convergence. The company's BIOS platformware has been licensed to more than 800 satisfied customers worldwide and is designed into millions of industry standard desktop, notebook and server PCs sold annually. In addition, Phoenix platformware has been incorporated into next generation embedded systems and leading information appliances. Phoenix products and services play a critical role in linking computing and communications technologies for OEM developers and manufacturers of connected information devices of all types. Our customers and partners have come to rely on Phoenix @ the Core of their new product and digital LOB initiatives based on our proven track record in enabling the open architecture PC industry.
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All companies and product names mentioned herein are for identification purposes only and may be trademarks and/or registered trademarks of their respective companies.

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This press release may contain certain forward-looking statements that relate to
RAVISENT's future business and financial performance. Such statements are subject to a number of risks and uncertainties that may cause the actual events of future results to differ from those discussed herein. Such factors include, among others: RAVISENT's recent change in its business model, its limited operating history, fluctuating quarterly operating results, expectation of future losses, anticipated price declines in products, dependence on its current product lines, dependence on a small number of customers, lack of long-term commitments with customers, dependence on manufacturers and strategic relationships, product delays, the difficulty of protecting proprietary rights, the ability to manage growth and attract and retain additional personnel, the potential for defects in its products, risks from international operations, its ability to raise capital in the future, its dependence on the personal computer and consumer electronics industries, competition, its ability to manage technological change and respond to evolving industry standards, government regulation and Year 2000 software issues. Investors are advised to read RAVISENT's Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled "Factors Affecting Operating Results," for a fuller discussion of these and other risks and uncertainties.

Copyright (c) 2001 RAVISENT Technologies. All rights reserved.

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